Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 11, 2014, relating to the consolidated financial statements of Boyles Bros. Servicios Tećnicos Geológicos S.A. (Boytec S.A.) and Subsidiaries for the year ended December 31, 2012, appearing as an exhibit to the Annual Report on Form 10-K of Layne Christensen Company for the year ended January 31, 2015.

/s/ Deloitte, Inc.

June 23, 2015

Panama City, Republic of Panama